December 1, 1994


Mr. Anthony L. Cartagine
55 Eden Way
Roslyn Harbor, New York  11576

Dear Tony:

     This letter will constitute an amendment to your employment agreement with Reeves Brothers, Inc. dated as July 1, 1991.
Specifically, we agree to amend paragraph 2 of the agreement to read as follows:

               2. Term. Subject to the provisions for earlier termination as hereinafter provided in Paragraph 7 of this Agreement, the term of this Agreement shall be four (4) years, unless extended as set forth below, commencing on July 1, 1991 and ending on June 30, 1995. The Term of this Agreement shall be automatically extended for up to four successive six-month periods unless on or before a date 120 days prior to the end of the original termination date, or any subsequent termination date, the Employer or the Employee provides written notice to the other party of the intention not to extend the Agreement."

     Except as modified by the forgoing, the employment agreement shall remain in full force and effect.

     If this letter correctly sets forth our understanding, please execute the enclosed copy of this letter and return it to me.
Please call me if you have any questions.

                                Sincerely,

                                Reeves Brothers, Inc.

                                /S/  James W. Hart, Jr.
                                -------------------------
                                By:  James W. Hart, Jr.
                                     President and
                                     Chief Executive Officer

Accepted and agreed:
/s/  Anthony L. Cartagine
Anthony L. Cartagine
Date:  12/07/94



                          EMPLOYMENT AGREEMENT
                          Anthony L. Cartagine

          EMPLOYMENT AGREEMENT dated as of July 1, 1991, between REEVES BROTHERS, INC., a New York corporation having its principal place of business at Highway 29 South, Post Office Box 1898, Spartanburg, S.C. 29304 (the "Employer") and Anthony L. Cartagine, residing at 55 Eden Way, Roslyn Harbor, N.Y. 11576 (the "Employee").

          WHEREAS, the Employer desires to obtain the services of the Employee on the terms and conditions hereinafter stated, and the Employee is willing to furnish his services on such terms and conditions;

          NOW, THEREFORE, the parties agree as follows:

          1.   Employment.  The Employer hereby employs the
Employee in the position designated in Paragraph 6, and the Employee hereby accepts such employment on the terms and conditions hereinafter set forth.

          2. Term. Subject to the provisions for earlier termination as hereinafter provided in Paragraph 7 of this Agreement, the Term of this Agreement shall be four (4) years, unless extended as set forth below, commencing on July 1, 1991 and ending June 30, 1995. The Term of this Agreement shall be automatically extended for two one-year periods unless on or before a date 120 days prior to the end of the original termination date, or any subsequent termination date, the Employer or Employee provides written notice to the other party that they do not intend to extend the Agreement.

          3. Compensation. For all services rendered by the Employee under this Agreement and for the agreements of the Employee contained in Paragraph 8 and 9, the Employer shall during the Employment Term compensate the Employee as follows:

               (a) Base Salary. The Employer shall during the Employment Term pay the Employee a base salary of $225,000 per year, payable in equal semi-monthly installments on the first and fifteenth days of each month. Such Base Salary shall be subject to adjustments pursuant to the Employer's salary administration program.

               (b) Incentive Compensation. In addition to the forgoing base salary, the Employee shall receive additional compensation as provided under the Employer's Management Incentive Bonus Plan of the Employer for its Corporate and Divisional Officers, as in effect from time to time pursuant to resolutions adopted by the Board of Directors of the Employer, or any successor thereto.

          4. Expenses. The Employee shall be entitled to receive reimbursement for reasonable out-of-pocket expenses incurred in connection with the performance of the Employee's duties hereunder upon presentation from time to time of itemized accounts of, and customary receipts for, such expenses.

          5. Benefits. During the Employment Term, the Employee shall receive benefits as described in Exhibit A hereto and such other general and specific benefits which shall not be less than those generally provided to Employees in the position and status of Employee by the Employer on July 1, 1991. The Employee shall be furnished office space, working facilities, secretarial and other services and facilities suitable to his position and adequate for the performance of his duties. The Employee shall be entitled each year during the Employment Term to a vacation of four weeks, during which time his compensation will be paid in full.

          6. Duties. The Employee shall be employed as a Group President of the Employer and in such capacity as may be determined by the Board of Directors of Employer, and shall have the authority and powers to perform all duties as are customary to such offices, subject to the control and direction of the Board of Directors of the Employer. The Employee shall also serve as a director of the Employer, Reeves Industries, Inc. ("Reeves Industries") and any of their respective subsidiaries, if elected by the shareholders or appointed by the Board of Directors of the particular corporation. The Employee agrees to use his best efforts, skill and experience in connection with his employment, shall devote faithful service, including substantially all of his business time and attention, to such employment and shall not engage in any activity of any nature whatsoever which would in any way materially interfere with his so devoting his service, business time and attention to his duties hereunder.

          7.   Termination of Employment Prior to Expiration of the
Employment Term.   This Agreement may be terminated prior to the end
of the Employment Term, as set forth below.

          (a) Death. In the event of the Employee's death during the Employment Term, all of the obligations of the Employer hereunder shall be terminated as of the last day of the month in which death occurs, except that Employer shall pay to the Employee's estate for the shorter of (i) one year from the date of death or (ii) the remainder of the Employment Term, the Base Salary payable to the Employee pursuant to Paragraph 3(a) hereof (as the same may have been adjusted from time to time).

          (b) Disability. In the event that the Employee shall be unable to perform his duties during the Employment Term by reason of any adjudicated incompetency or permanent disability, the Employer may, on thirty (30) days' written notice, terminate this Agreement. Permanent disability shall have the meaning set forth in the definition of total permanent disability (or such term having similar import) contained in any disability insurance policy purchased by the Employer to cover the Employee and an Employee shall be considered permanently disabled for purposes of this Agreement when so considered by the insurance company obligated under such policy. In addition, regardless of whether any such policy is in force at the applicable time, permanent disability shall mean the inability of an Employee due to accident or illness to perform full time active services on behalf of the Employer (x) for a continuous one-year period or (y) if a medical doctor shall certify to the satisfaction of the Board of Directors of the Employer that such inability shall continue for at least one year after the date of such accident or illness. In the event of such termination by reason of the Employee's illness or incapacity, the Employer shall pay to the Employee or the Employee's estate for the shorter of (i) 215 days from the date of termination or (ii) the remainder of the Employment Term, the Base Salary payable to the Employee pursuant to Paragraph 3(a) hereof (as the same may have been adjusted from time to time). Any payment hereunder may be funded by the Employer through disability insurance paid for by the Employer.

          (c) Acts Not in the Best Interests of the Employer. The Employer shall have the right to terminate this Agreement upon a finding by the Employer's Board of Directors that the Employee has acted in a manner which is not in the best interests of the Employer. In the event of such termination by reason of the Employee's acting in a manner which is not in the best interests of the Employer, the Employee shall receive no compensation or benefits (except as required by law) after the date of termination.

          (d)   Right of the Employer to Terminate for Other
Reasons.   The Employer shall have the right to terminate this
Agreement for any other reason in addition to those specified in subparagraphs (a), (b) and (c) of this Paragraph 7 upon the giving of sixty (60) days' written notice to the Employee. In the event of such termination by the Employer other than pursuant to subparagraphs (a), (b) and (c) of this Paragraph 7, the Employer shall pay to the Employee or the Employee's estate for the remainder of the Employment Term, the Base Salary payable to the Employee pursuant to Paragraph 3(a) hereof (as the same may have been adjusted from time to time), reduced by an amount equal to any compensation received during such remainder of the Employment Term, as the case may be, by the Employee in connection with any new employment.

          (e) Right of the Employee to Terminate this Agreement. Subject to the provisions of paragraph 8 hereof, the Employee shall have the right to terminate this Agreement for any reason upon the giving of sixty (60) days' written notice to the Employer. In the event of such termination by the Employee, the Employee shall be entitled to no further compensation or benefits (except as required by law) under this Agreement after the date of termination.

          8. Restrictive Covenants. During the Employment Term the Employee shall not directly or indirectly own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business other than the Employer or Reeves Industries and their
respective subsidiaries.   The Employee may, without being deemed
to violate any provision hereof, serve during the Employment Term on the boards of banks, charitable, civic or social organizations and acquire not more than five percent (5%) of the outstanding shares of publicly-held corporations. Notwithstanding anything to the contrary herein contained, the ownership, management, control or operation of, employment by, participation in, or any other connection with the ownership, management, operation or control of any business by any member of the Employee's family shall not be deemed to cause Employee to be in violation of any provision hereof. During a period of one year following termination of Employee's employment under this Agreement, the Employee shall not
(i) directly or indirectly, as employee, officer, director, stockholder, partner or otherwise, own, manage, operate, control, be employed by, participate in, or be connected in any manner with, the ownership, management, operation or control of any business or enterprise which is in competition with any business carried on, or in active contemplation of being carried on, by the Employer, Reeves Industries or any of their subsidiaries or affiliates at such time; provided, however, that ownership of not more than five percent (5%) of the outstanding shares of a publicly-held corporation shall not be deemed to violate any provision hereof;
(ii) directly or indirectly employ, retain or negotiate with respect to employment or retention of any person whom the Employer, Reeves Industries, or any of their subsidiaries or affiliates has employed or retained; or (iii) directly or indirectly sell, offer to sell, or negotiate with respect to orders or contracts for, any product or service similar to a product or service now sold or offered by the Employer, Reeves Industries, or any of their subsidiaries or affiliates to or with anyone with whom the Employer, Reeves Industries, or any of their subsidiaries or affiliates has so dealt. In connection with the foregoing restrictive covenant, Employer shall continue to pay Employee the Base Salary payable to Employee pursuant to paragraph 3(a) (as the same may have been adjusted from time to time). Notwithstanding anything in the foregoing to the contrary, the aforesaid restrictions on the Employee shall not apply for periods after termination of employment if the Employee's termination resulted from wrongful discharge by the Employer or from the Employee's resignation by reason of the Employer's material wrongful act or material violation of this Agreement, provided that the Employer has not cured such wrongful discharge, wrongful act or wrongful violation within thirty (30) days after notice thereof by the Employee. The restrictive covenants of this paragraph shall apply for one year after termination of employment without payment of any compensation if Employee terminates his employment pursuant to paragraph 7(e) or if Employee is terminated pursuant to paragraph 7(c). In the event of an actual or threatened breach by the Employee of the provisions of this paragraph, the Employer shall be entitled to an injunction restraining the Employee from owning, managing, operating, controlling, being employed by, participating in, or being in any way so connected with any such business or from soliciting employees or customers of the Employer as herein provided. Nothing herein stated shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.

          9. Disclosure of Information. The Employee recognizes and acknowledges that the lists of the Employer's customers, suppliers, formulas, processes and other confidential information (collectively "Confidential Information") as they may exist from time to time, are valuable, special, and unique assets of the Employer's business. The Employee agrees that he will not, during or at any time after the Employment Term, intentionally disclose any Confidential Information, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except as may be authorized by the Employer's Board of Directors. In the event of a breach or threatened breach by the Employee of the provisions of this paragraph, the Employer shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, any Confidential Information, or from rendering any services to any person, firm, corporation, association or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.

          10.   Notices.   Any notice required or permitted to be
given under this Agreement shall be sufficient if in writing and if sent by registered mail to the addresses of the parties set forth above or to such other addresses as may subsequently be furnished in writing by one party to the other.

          11. Waivers. The waiver by either party hereto of any breach or requirement of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach or requirement by such party, whether similar or different.

          12. Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. In the event of merger, consolidation or liquidation of the Employer, or in the event of a sale or transfer of substantially all the operating assets of the Employer to any other person, firm, corporation, association or other entity, the provisions hereof shall inure to the benefit of, and be binding upon, the surviving corporation or such purchaser or transferee, as the case may be. Any assignment of this Agreement by the Employer shall not relieve or release the Employer from any of its obligations set forth herein.

          13. Entire Agreement.    This Agreement contains the
entire agreement of the parties with respect to the subject matter hereof, and all prior and other agreements between them, oral or written, concerning the same subject matter are merged into this Agreement. Any prior agreement relating to the employment of Employee by Employer is terminated as of the effective date hereof.

          14. Amendments. This Agreement may not be amended or modified except by a writing executed by the Employer and the Employee.

          15.   Governing Law.    This Agreement shall be governed
by and construed and enforced in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                              Reeves Brothers, Inc.

                              By /s/ James W. Hart, Jr.
                              -------------------------
                              Executive Vice President

                              /s/ Anthony L. Cartagine
                              -------------------------------
                              Employee:  Anthony L. Cartagine



                                        Exhibit A to
                                        Employment Agreement
                                        of Anthony L. Cartagine




                      Additional Fringe Benefits


1.   Supplemental Executive Retirement Plan (SERP for 401(A)(17))

2.   Annual Physical

3.   Medical Reimbursements

4.   Spouse Travel on Selected Business Trips

5.   Financial and Tax Planning Costs up to $5000, including taxes

6.   Health Club Membership